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                                   Exhibit 1
                                   ---------

    This Schedule 13D has been filed to reflect acquisitions of securities by the Reporting Person.

    Set forth below is a summary of the Reporting Person's acquisitions in the Company's stock since January 20, 2002. The Reporting Person received the rights to acquire stock and stock options as indicated below under the Company's 1996 Incentive Compensation and Stock Award Plan (the "1996 Plan") or 2002 Plan for services rendered as a director or officer of the Company. All transactions were effected at the Company's principal executive offices in Coral Gables, Florida.

                             Number of       Number of
                             Shares of       Shares of
                              Class A         Class A
                            Common Stock    Common Stock    Price Per                 Description of
  Date                        Acquired      Disposed of       Share                Transaction Effected
-------                     ------------    ------------    ---------  ---------------------------------------------

3/20/02                        35,733                         $19.76      The Reporting Person was granted and
                                                                          exercised the right to purchase 23,887 shares
                                                                          of Series B Preferred Stock under the
                                                                          Company's 2002 Plan.  The Reporting Person
                                                                          used his own funds and $250,003 that he
                                                                          obtained through loans from the James
                                                                          Camner Kendall Trust and the Alfred R.
                                                                          Camner Irrevocable Trust.

3/20/02                        39,971                             --      The Reporting Person was granted the right to
                                                                          receive, on a deferred basis, 26,721 shares of
                                                                          Series B Preferred Stock under the Company's
                                                                          2002 Plan in lieu of a cash bonus of $528,000
                                                                          earned by the Reporting Person for fiscal 2001.


3/20/02                       104,715         104,715             --      The Reporting Person was granted and
                                                                          exercised the right to receive 70,001 shares of
                                                                          Series B Preferred Stock under the Company's
                                                                          2002 Plan in exchange for his surrender of
                                                                          104,715 shares of Class A Common Stock.


3/20/02                        70,000          70,000             --      The Reporting Person agreed to the
                                                                          amendment of a restricted stock agreement to
                                                                          substitute 46,794 shares of Series B Preferred
                                                                          Stock for 70,000 shares of Class A Common
                                                                          Stock.

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
3/20/02                        97,234          40,362              --     The Reporting Person was granted an award
                                                                          under the 2002 Plan of 65,000 restricted
                                                                          shares of Series B Preferred Stock in
                                                                          connection with (i) the Reporting Person's
                                                                          cancellation of 19,853 unvested restricted
                                                                          shares of Series B Preferred  Stock and 10,664
                                                                          unvested restricted shares of Common Stock,
                                                                          and (ii) the other aspects of the Reporting
                                                                          Person's compensation restructuring. The
                                                                          grant of restricted shares by the Company and
                                                                          surrender of restricted shares by the Reporting
                                                                          Person were made in furtherance of the
                                                                          Company's management of tax expense on
                                                                          compensation payments.  The new restricted
                                                                          stock grant is subject to achievement of
                                                                          quarterly performance goals and a five-year
                                                                          vesting period from the end of the fiscal year
                                                                          in which such performance goals are achieved.
                                                                          The Reporting Person is entitled to vote the
                                                                          restricted shares from the date of grant.

3/20/02                        22,364          22,364       1 share of    The Reporting Person purchased 22,364
                                                              Class B     shares of Class A Common Stock that he
                                                              Common      trusts, in exchange for 22,364 shares of Class
                                                                          beneficially owned indirectly through two
                                                                          B Common Stock.

3/20/02                         5,272           5,272       1 share of    The Reporting Person purchased 5,272 shares
                                                              Class B     of Class A Common Stock that he beneficially
                                                              Common      owned indirectly through Anne Solloway, in
                                                                          exchange for 5,272 shares of Class B
                                                                          Common Stock.

2/15/02                          316                           $4.159     The Reporting Person and his mother each
                                                                          exercised an option to purchase 158 shares of
                                                                          Class A Common Stock.

2/15/02                          174                           $6.586     The Reporting Person and his mother each
                                                                          exercised an option to purchase 174 shares of
                                                                          Class A Common Stock.

2/15/02                          182                           $6.533     The Reporting Person and his mother each
                                                                          exercised an option to purchase 182 shares of
                                                                          Class A Common Stock.

2/15/02                          158                           $7.250     The Reporting Person and his mother each
                                                                          exercised options to purchase 158 shares of
                                                                          Class A Common Stock.

1/29/02                       36,368                           $3.54      The Reporting Person exercised an option to
                                                                          purchase 36,368 shares of Class B Common
                                                                          Stock.
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